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                                                                    Exhibit 99.1

[LOGO OF SIRIUS SATELLITE RADIO]


                SIRIUS SATELLITE RADIO RAISES YEAR-END SUBSCRIBER
                                   PROJECTION

            o New Sales and Distribution Alliances Expected to Drive
                          Additional Subscriber Growth

                o Company Expects to End 2004 with Approximately
                              1 million Subscribers


NEW YORK - February 12, 2004 - SIRIUS Satellite Radio (NASDAQ: SIRI), known for delivering the very best in commercial-free music and premium sports programming to cars and homes across the country, today announced that it has increased the number of subscribers it estimates the company will acquire in 2004.

SIRIUS now expects to end the year with approximately 1 million subscribers, up from the company's previous estimate of 860,000. The increase was prompted by today's announcement of agreements with EchoStar Communications Corporation (NASDAQ: DISH) and RadioShack Corporation (NYSE: RSH). Beginning in mid-2004, RadioShack stores and dealers, and distributors that offer EchoStar's DISH Network, will market SIRIUS products and service. These agreements are projected to increase dramatically SIRIUS' product availability from over 6,000 retail floors today to over 20,000 by the end of 2004.

"These agreements are tremendous for SIRIUS, from both a strategic and financial perspective, and should generate significant additional subscribers," said David Frear, Executive Vice President and Chief Financial Officer of SIRIUS. "Our goal is to generate over 2 million subscribers for Sirius over the term of these multi-year agreements, starting in the second half of this year. The positive impact expected from these alliances was not incorporated into our previous sales estimates."

The company also announced today that it expects full year 2004 revenue to exceed $70 million, up from the estimate of over $60 million, which was provided on the company's January 28th conference call. The company continues to expect to reach the cash-flow breakeven point of 2 million subscribers by the end of 2005.

The company will hold a press conference today along with management from EchoStar and RadioShack to discuss this new alliance. The call will be web cast on the company's website, www.sirius.com, at 9:30 a.m., ET, and a replay will be available at the same location, immediately following the call.

About SIRIUS



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


SIRIUS is the only satellite radio service bringing listeners more than 100 streams of the best music and entertainment coast-to-coast. SIRIUS offers 61 music streams with no commercials, along with over 40 world-class sports, news and entertainment streams for a monthly subscription fee of only $12.95, with greater savings for upfront payments of multiple months or a year or more. SIRIUS is also the official satellite radio partner of the NFL. Stream Jockeys create and deliver uncompromised music in virtually every genre to our listeners 24 hours a day. Satellite radio products bringing SIRIUS to listeners in the car, truck, home, RV and boat are manufactured by Kenwood, Panasonic, Clarion and Audiovox, and are available at major retailers including RadioShack, Circuit City, Best Buy, Car Toys, Good Guys, Tweeter, Ultimate Electronics, Sears and Crutchfield. SIRIUS is the leading OEM satellite radio provider, with exclusive partnerships with DaimlerChrysler, Ford and BMW. Automotive brands currently offering SIRIUS radios in select new car models include BMW, MINI, Chrysler, Dodge, Jeep'r', Nissan, Infiniti, Mazda, Audi, Ford and Lincoln-Mercury. Automotive brands that have announced plans to offer SIRIUS in select models include Mercedes-Benz, Jaguar, Volvo, Volkswagen, Land Rover and Aston Martin. Genmar Holdings, the world's largest manufacturer of recreational boats, Formula Boats and Winnebago, the leading supplier of recreational vehicles and motor homes, also offer SIRIUS. Hertz currently offers SIRIUS in 29 vehicle models at 53 major locations around the country.


Click on www.sirius.com to listen to SIRIUS live, or to find a SIRIUS retailer or car dealer in your area.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to SIRIUS Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. Among the key factors that have a direct bearing on our results of operations are: our dependence upon third parties to manufacture, distribute, market and sell SIRIUS radios and components for those radios; the unproven market for our service; our competitive position and any events which affect the useful life of our satellites.


SIRIUS Contacts:
Jim Collins                                          Cheryl Cramer
Media                                                Investors
212-901-6422                                         212-901-6466
jcollins@SIRIUSradio.com                             ccramer@SIRIUSradio.com

Thomas Meyer
Media Relations for SIRIUS
310-578-0425
Thomas.meyer@pr21.com

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